Exhibit 10.509

INTERIM SECURED PROMISSORY NOTE
LOAN NO. 754183

$48,427.76	January 26, 2005

1.                                       FOR VALUE RECEIVED, INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company, as “Borrower” (“Borrower” to be construed as “Borrowers” if the context so requires), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as “Lender”), having a principal place of business and post office address at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, or at such other place as Lender may designate, the principal sum of Forty Eight Thousand Four Hundred Twenty Seven and 76/100 Dollars ($48,427.76) (the “Loan Amount”) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from the Closing Date, at the rate set forth in the Consolidated Note (hereinafter defined).

Reference is made to that certain Consolidated, Amended and Restated Secured Promissory Note (the “Consolidated Note”) of even date herewith in the principal amount of $20,755,300.00 executed by Borrower and payable to the order to Lender.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Consolidated Note.  This Note is one of the Existing Notes as defined in the Consolidated Note.  The Loan Amount shall bear interest prior to the Maturity Date at the rate or rates and shall be payable as set forth in the Consolidated Note.  This Note is secured by, inter alia, the Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith executed by Borrower in favor of Lender and to be recorded in the County Clerk’s Office of Suffolk County, New York.

2.                                       No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except in strict accordance with the provisions of the Loan Agreement.

3.                                       Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby, after the occurrence of an Event of Default or applies any proceeds pursuant to the provisions of the Loan Documents, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

Notwithstanding the above, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

4.                                       If any payment of principal, interest, Make Whole Premium, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain.  Borrower therefor agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue (“Late Charge”) as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment is made to the end of the month in which the Maturity Date occurs.  Such Late Charge shall be in addition to interest otherwise accruing under this Note.

5.                                       If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid

6.                                       Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum.  All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower.  This paragraph shall control all agreements between Borrower and Lender.

7.                                       Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney’s fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents.  No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

8.                                       This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower’s interest in any Leases of the Premises located in the county of Suffolk, state of New York.  Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Documents.  In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern.  The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use.  This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

9.                                       Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises and the Rents.  In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower.  Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

Notwithstanding any provision hereinabove to the contrary, Borrower shall be personally liable to Lender for:

(a)                                  any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower’s failure to pay any of the taxes, assessments or charges specified in the Loan Documents or (ii) Borrower’s failure to insure the Premises in compliance with the provisions of the Loan Documents;

(b)                                 any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

(c)                                  nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof;

(d)                                 material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area;

(e)                                  any sums expended by Lender in fulfilling the obligations of Borrower as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 2(f) of the Mortgage (it being agreed that “Mortgage” as used herein shall be construed to mean “mortgage” or “deed of trust” or “trust deed” as the context so requires) or consented to in writing by Lender) to an unrelated third party or upon conveyance to Lender of the Premises by a deed acceptable to Lender in form and content (each of which shall be referred to as a “Sale” for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of Borrower which arose prior to a Sale of the Premises;

Borrower’s personal liability for items specified in (c), (d) and (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises (“Rents and Profits”) received by Borrower for the twelve (12) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof (“Operation Expense(s)”) provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

(f)                                    any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower has received or will receive after an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

(g)                                 any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

(h)                                 misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Premises;

(i)                                     any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents;

(j)                                     any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan; and

(k)                                  any loss or damage to Lender arising from the existence of the sanitary sewer lines or any easement relating thereto (either actual or implied) located under the building constructed on the Land.

Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender’ s failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Mortgage, other than (i) the filing of a nonmaterial mechanic’s lien affecting the Premises or a mechanic’s lien affecting the Premises for which Borrower has complied with the provisions of paragraph l(e) of the Mortgage, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or (ii).

10.                                 If more than one, all obligations and agreements of Borrower are joint and several.

11.                                 This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.  All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

12.                                 If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

13.                                 This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

14.                               AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS NOTE OR ANY OTHER INSTRUMENT OR AGREEMENT BY WHICH THIS

NOTE IS, OR MAY HEREAFTER BE, SECURED, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF BORROWER OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE LENDER’S ACCEPTANCE OF THIS NOTE.

15.                                 Borrower consents to the personal jurisdiction over Borrower by any federal or state court situated in the State of New York and consents to the laying of venue in any jurisdiction over Borrower by any federal or state court situated in the State of New York.  Borrower irrevocably appoints Gail Gress, having an address c/o Inland Mortgage Corporation, 2901 Butterfield Road, Oak Brook Illinois 60523, as Borrower’s agent for receipt of service of process on Borrower’s behalf in connection with any suit, writ, attachment, execution or discovery of supplementary proceedings in connection with the enforcement of this Note (collectively, an “Action”).  Service in any Action and any notice of sale or other notices required under Article 14 of the New York Real Property Actions and Proceedings Law shall be effected by any means permitted by the court in which any Action is filed, with a copy sent by certified mail, return receipt requested, to Borrower at its address as hereinbefore stated or at such other address as shall be designated from time to time by Borrower.  Borrower or its agent for receipt of process may designate a change of address or may substitute another agent for the service of process who shall be acceptable to Lender in its sole but reasonably discretion, by written notice to Lender by certified mail, return receipt requested, at least ten (10) days before such change of address is to become effective.  In the event of any inconsistencies between the terms and conditions of the foregoing paragraphs and this paragraph, the terms of this paragraph shall control and be binding.

REMAINDER OF PAGE INTENTIONALLY BLANK

(Signatures on next page)

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company

By:	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation, Member

	By:	/s/ Valerie Medina
		Name:	Valerie Medina
		Title:	Asst. Secretary